Exhibit 99.2

Joseph A. Grundfest

[Home address omitted]

May 16, 2006

Daniel Cooperman, Esq.

Senior Vice President, General Counsel, and

Corporate Secretary

Oracle Corporation

500 Oracle Parkway, M/S 5op7

Redwood Shores, CA 94065

Dear Dan:

As you are aware, I have been asked to consider resigning from the board of directors of Oracle Corporation because of a perception that my new position as co-director of the Rock Center on Corporate Governance at Stanford University has the potential to raise issues that were unanticipated as of the time I initially joined the board.

While I am of the view that these concerns are misplaced, I have decided to resign my position as director effective as of June 2, 2006.

Sincerely,

/s/ Joseph A. Grundfest
Joseph A. Grundfest

cc:	Jeffrey O. Henley, Chairman of the Board

Lawrence J. Ellison, Chief Executive Officer and Director

Safra Catz, President and Director

Charles Phillips, President and Director

Jeffrey Berg, Director

H. Raymond Bingham, Director

Michael J. Boskin, Director

Hector Garcia-Molina, Director

Jack F. Kemp, Director

Donald L. Lucas, Director

Naomi Seligman, Director